Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2013 First Quarter Results

Newton, MA (May 7, 2013).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter ended March 31, 2013.

Results for the Quarter Ended March 31, 2013:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2013 were $92.6 million, or $0.74 per share, compared to Normalized FFO for the quarter ended March 31, 2012 of $96.4 million, or $0.78 per share.

Net income available for common shareholders was $19.4 million, or $0.15 per share, for the quarter ended March 31, 2013, compared to $28.8 million, or $0.23 per share, for the quarter ended March 31, 2012.

The weighted average number of common shares outstanding was 125.4 million and 123.5 million for the quarters ended March 31, 2013 and 2012, respectively.

A reconciliation of net income available for common shareholders determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2013 and 2012 appears later in this press release.

Hotel Portfolio Performance:

For the quarter ended March 31, 2013 compared to the same period in 2012 for HPT’s 285 comparable hotels: average daily rate, or ADR, increased 3.8% to $103.06; occupancy increased 2.1 percentage points to 66.4%; and revenue per available room, or RevPAR, increased 7.2% to $68.43.

During the quarter ended March 31, 2013, HPT had 38 comparable hotels under renovation for all or part of the quarter.  For the quarter ended March 31, 2013 compared to the same period in 2012 for HPT’s 247 comparable hotels not under renovation: ADR increased 3.4% to $101.92; occupancy increased 4.3 percentage points to 68.2%; and RevPAR increased 10.3% to $69.51.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Tenants and Managers:

As of March 31, 2013, HPT had 10 operating agreements with seven hotel operating companies for 289 hotels with 43,404 rooms which represent 66% of HPT’s annual minimum returns and rents.

•                  During the three months ended March 31, 2013, 122 hotels owned by HPT were operated by Marriott International, Inc. (NYSE: MAR), or Marriott, under three contracts: (i) During the three months ended March 31, 2013, the payments HPT received under its management contract with Marriott covering 68 hotels and requiring minimum returns to HPT of $103.2 million per year were $1.7 million less than the minimum amounts contractually required.  During the three months ended March 31, 2013, Marriott provided $0.7 million of guaranty payments to HPT.  At March 31, 2013, there was $25.3 million remaining under Marriott’s guaranty to cover future payment shortfalls for up to 90% of the minimum returns due to HPT. (ii) HPT’s lease with a subsidiary of Host Hotels & Resorts, Inc. (NYSE: HST) for 53 hotels expired on December 31, 2012.  As of January 1, 2013, HPT leased these 53 hotels to one of its taxable REIT subsidiaries and continued the existing hotel brand and management agreements with Marriott.  There is no guarantee or security deposit for this contract.  During the three months ended March 31, 2013, HPT realized returns from these hotels of $13.7 million. (iii) HPT leases a resort hotel on Kauai, HI to Marriott.  The contractual rent due HPT for this hotel for the three months ended March 31, 2013 of $2.5 million was received.

•                  During the three months ended March 31, 2013, the payments HPT received under its management contract with subsidiaries of InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)) covering 91 hotels and requiring minimum returns to HPT of $135.2 million per year were $5.9 million less than the minimum amounts contractually required.  HPT applied the available security deposit to cover these shortfalls.  At March 31, 2013, the available security deposit which HPT held to cover future payment shortfalls was $20.5 million.

•                  HPT’s remaining 76 hotels are operated under six contracts: one management contract with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels); one management contract with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham (21 hotels); two management agreements with subsidiaries of Sonesta International Hotels Corporation, or Sonesta (21 hotels); one management contract with a subsidiary of Carlson Hotels Worldwide, or Carlson (11 hotels); and one lease with a subsidiary of Morgans Hotel Group Co. (NASDAQ: MHGC), or Morgans (1 hotel).  Minimum returns and rents due HPT are partially guaranteed under the Hyatt, Wyndham and Carlson contracts.

•                  For the three months ended March 31, 2013, the aggregate coverage ratio of (x) total hotel cash flow available to pay HPT’s minimum returns and rents due from hotels to (y) HPT’s minimum returns and rents due from hotels was 0.68x.  During the three months ended March 31, 2013, the majority of coverage shortfalls were paid from guarantees and security deposits from HPT’s hotel operators pursuant to the terms of its hotel operating agreements.  As of March 31, 2013, approximately 73% of HPT’s aggregate annual minimum returns and rents from its hotels were secured by guarantees and security deposits from HPT’s managers and tenants pursuant to the terms of its hotel operating agreements.

As of March 31, 2013, HPT had two leases with TravelCenters of America LLC, or TA, for 185 travel centers located along the U.S. Interstate Highway system which represent 34% of HPT’s annual minimum returns and rents.  As of March 31, 2013, all payments due to HPT from TA under these leases were current.  For the three months ended March 31, 2013, the aggregate coverage ratio of (x) total travel center cash flow available to pay HPT’s minimum rent due from travel centers to (y) HPT’s minimum rent due from travel centers was 1.31x.

Recent Investment Activities:

On January 17, 2013, HPT entered an agreement to acquire a 426 room full service hotel located in the Atlanta, GA metropolitan market for $29.7 million, excluding closing costs.  HPT plans to convert this hotel to the Sonesta Gwinnett Place and add it to its management agreement with Sonesta that currently covers 20 hotels. This acquisition is currently expected to close on or about May 17, 2013.

On February 27, 2013, HPT announced that it had entered a letter of intent and exclusive negotiating period for an investment of approximately $375.0 million in 10 hotels currently operated by NH Hoteles, S.A. (BME: NHH) (NYSE: NHHEY (ADRs)), or NH Hoteles.  On April 24, 2013, HPT was notified by NH Hoteles that it was unable to obtain the necessary bank approvals to allow NH Hoteles to complete the transaction outlined in the letter of intent. HPT has entered into discussions with NH Hoteles about possible modifications or alternatives to the proposed transaction originally announced, but at this time the outcome of any such discussions is uncertain and no transaction may occur.

Recent Financing Activities:

In March 2013, HPT issued 16,100,000 common shares in a public offering at a price of $25.55 per share and raised net proceeds of approximately $393.5 million (after deducting offering expenses and underwriters’ discounts). The net proceeds from this offering were used to repay amounts outstanding under HPT’s revolving credit facility and for general business purposes.

Conference Call:

On Tuesday, May 7, 2013, at 1:00 p.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter ended March 31, 2013. The conference call telephone number is (800) 230-1951.  Participants calling from outside the United States and Canada should dial (612) 332-0342.  No passcode is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available beginning on Tuesday, May 7, 2013 and will run through Tuesday, May 14, 2013.  To hear the replay, dial (320) 365-3844.  The replay passcode is 290594.

A live audio webcast of the conference call will also be available in a listen only mode on our website, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit our website about five minutes before the call.  The archived webcast will be available for replay on HPT’s website for about one week after the call.  The transcription, recording and retransmission in any way of HPT’s first quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s First Quarter 2013 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which as of March 31, 2013, owned or leased 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, MA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT $25.3 MILLION REMAINED, AS OF MARCH 31, 2013, TO PARTIALLY FUND MINIMUM PAYMENT SHORTFALLS UNDER THE TERMS OF A LIMITED GUARANTY PROVIDED BY MARRIOTT.  THIS STATEMENT MAY IMPLY THAT MARRIOTT WILL BE ABLE OR WILLING TO FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT FUTURE SHORTFALLS WILL NOT EXHAUST THE GUARANTY CAP.  HOWEVER, THIS GUARANTY EXPIRES ON DECEMBER 31, 2019, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF HPT’S HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTY APPLIES.

•                  THIS PRESS RELEASE STATES THAT HPT IS HOLDING AND HAS APPLIED A SECURITY DEPOSIT TO COVER THE SHORTFALL OF THE PAYMENTS IT HAS RECEIVED UNDER ITS INTERCONTINENTAL AGREEMENT COMPARED TO THE MINIMUM PAYMENTS DUE TO HPT UNDER THIS AGREEMENT, AND THAT THE REMAINING AVAILABLE SECURITY DEPOSIT TO COVER FUTURE PAYMENT SHORTFALLS WAS $20.5 MILLION AS OF MARCH 31, 2013. THE SECURITY DEPOSIT WHICH HPT IS HOLDING IS LIMITED IN AMOUNT. THERE CAN BE NO ASSURANCE REGARDING THE AMOUNT OF PAYMENTS HPT MAY RECEIVE IN THE FUTURE UNDER THIS AGREEMENT, AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNT OF THE SECURITY DEPOSIT HPT HOLDS. MOREOVER, THE SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, WHEN HPT APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, HPT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES THAT AS OF MARCH 31, 2013, APPROXIMATELY 73% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS FOR ITS HOTELS WERE SECURED BY GUARANTEES AND SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS.  THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID.  IN FACT, THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY.  FURTHER, AS NOTED ELSEWHERE, APPLICATION OF SECURITY DEPOSITS TO COVER SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES THAT HPT HAS ENTERED AN AGREEMENT TO ACQUIRE A HOTEL IN THE ATLANTA, GA METROPOLITAN MARKET.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR OR MAY BE DELAYED OR ITS TERMS MAY CHANGE.

•                  THIS PRESS RELEASE STATES THAT HPT HAS ENTERED INTO DISCUSSIONS WITH NH HOTELES ABOUT POSSIBLE MODIFICATIONS OR ALTERNATIVES TO THE PROPOSED TRANSACTION HPT PREVIOUSLY ANNOUNCED.  THERE CAN BE NO ASSURANCE THAT HPT WILL BE ABLE TO SATISFACTORILY MODIFY OR ALTER THE PREVIOUSLY PROPOSED TRANSACTION OR WHETHER ANY ALTERNATIVE TRANSACTION WILL BE AGREED TO OR COMPLETED WITH NH HOTELES.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON HPT’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

Hospitality Properties Trust

CONDENSED CONSOLIDATED STATEMENTS OF INCOME, FUNDS FROM OPERATIONS

AND NORMALIZED FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Hotel operating revenues (1)	$291,651	$224,985
Rental income (1)	62,212	73,260
FF&E reserve income (2)	603	3,175
Total revenues	354,466	301,420

Expenses:
Hotel operating expenses (1)	206,649	150,021
Depreciation and amortization	72,280	61,363
General and administrative	12,144	10,522
Acquisition related costs (3)	276	1,060
Loss on asset impairment (4)	—	889
Total expenses	291,349	223,855

Operating income	63,117	77,565

Interest income	19	66
Interest expense (including amortization of deferred financing costs and debt discounts of $1,512 and $1,578, respectively)	(35,188)	(34,092)
Equity in earnings of an investee	76	45
Income before income taxes	28,024	43,584
Income tax expense	(518)	(636)
Net income	27,506	42,948
Excess of liquidation preference over carrying value of preferred shares redeemed (5)	—	(2,944)
Preferred distributions	(8,097)	(11,188)
Net income available for common shareholders	$19,409	$28,816

Calculation of Funds from Operations (FFO) and Normalized FFO: (6)

Net income available for common shareholders	$19,409	$28,816
Add: Depreciation and amortization	72,280	61,363
Loss on asset impairment (4)	—	889
FFO	91,689	91,068
Add: Deferred percentage rent (7)	610	1,309
Acquisition related costs (3)	276	1,060
Excess of liquidation preference over carrying value of preferred shares redeemed (5)	—	2,944
Normalized FFO	$92,575	$96,381

Weighted average common shares outstanding	125,426	123,523

Per common share amounts:
Net income available for common shareholders	$0.15	$0.23
FFO (6)	$0.73	$0.74
Normalized FFO (6)	$0.74	$0.78

See Notes on page 8

(1)         At March 31, 2013, HPT owned or leased 289 hotels; 285 of these hotels are leased by HPT to its taxable REIT subsidiaries, or TRSs, and managed by hotel operating companies, one hotel is leased by one of its TRSs from a third party and managed by a hotel operating company and three hotels are leased to hotel operating companies. At March 31, 2013, HPT also owned 185 travel centers that are leased to a travel center operating company under two lease agreements.  HPT’s Condensed Consolidated Statements of Income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers.  Certain of HPT’s managed hotels had net operating results that were, in the aggregate, $33,459 and $28,655, less than the minimum returns due to HPT in the three months ended March 31, 2013 and 2012, respectively.  When the managers of these hotels are required to fund the shortfalls under the terms of our operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its Condensed Consolidated Statements of Income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $14,908 and $24,594 in the three months ended March 31, 2013 and 2012, respectively.  HPT had $18,551 and $4,061 of shortfalls at certain of our managed hotel portfolios not funded by the managers of these hotels under the terms of our operating agreements in the three months ended March 31, 2013 and 2012, respectively, which represents the unguaranteed portions of HPT’s minimum returns from Marriott and from Sonesta.

(2)         Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  HPT owns all the FF&E reserve escrows for its hotels.  HPT reports deposits by its third party tenants into the escrow accounts as FF&E reserve income.  HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(3)         Represents costs associated with HPT’s hotel acquisition activities.

(4)         HPT recorded a $889, or $0.01 per share, loss on asset impairment in the three months ended March 31, 2012 in connection with its decision to remove certain of its hotels from held for sale status.

(5)         On February 13, 2012, HPT redeemed all of its outstanding Series B Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid distributions. The liquidation preference of the redeemed shares exceeded HPT’s carrying amount for the redeemed shares as of the date of redemption by $2,944, or $0.02 per share, and HPT reduced net income available to common shareholders for the three months ended March 31, 2012, by that excess amount.

(6)         HPT calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it includes estimated percentage rent in the period to which it estimates that it relates rather than when it is recognized as income in accordance with GAAP and exclude the excess of liquidation preference over carrying value of preferred shares redeemed and acquisition related costs.  HPT considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities.  HPT believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of HPT’s operating performance between periods and between HPT and other REITs.  FFO and Normalized FFO are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to its shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s status as a REIT, limitations in its revolving credit facility and term loan agreements and public debt covenants, the availability of debt and equity capital to HPT, HPT’s expectation of its future capital requirements and operating performance, and its expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income, net income available for common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of HPT’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  HPT believes FFO and Normalized FFO may facilitate an understanding of its consolidated historical operating results.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than HPT does.

(7)         In calculating net income in accordance with GAAP, HPT recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. Although HPT defers recognition of this revenue until the fourth quarter for purposes of calculating net income, HPT includes these estimated amounts in the calculation of Normalized FFO for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

Hospitality Properties Trust

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS

Real estate properties:
Land	$1,453,390	$1,453,399
Buildings, improvements and equipment	5,498,521	5,445,710
	6,951,911	6,899,109
Accumulated depreciation	(1,601,342)	(1,551,160)
	5,350,569	5,347,949

Cash and cash equivalents	18,043	20,049
Restricted cash (FF&E reserve escrow)	37,930	40,744
Other assets, net	252,688	226,383
	$5,659,230	$5,635,125

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$10,000	$320,000
Unsecured term loan	400,000	400,000
Senior notes, net of discounts	1,994,372	1,993,880
Convertible senior notes, net of discounts	8,478	8,478
Security deposits	20,660	26,577
Accounts payable and other liabilities	106,776	132,032
Due to related persons	11,297	13,696
Dividends payable	6,664	6,664
Total liabilities	2,558,247	2,901,327

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series C preferred shares; 7% cumulative redeemable; 6,700,000 shares issued and outstanding, aggregate liquidation preference $167,500	161,873	161,873
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 139,737,424 and 123,637,424 shares issued and outstanding, respectively	1,397	1,236
Additional paid in capital	3,851,456	3,458,144
Cumulative net income	2,412,382	2,384,876
Cumulative other comprehensive income	15,183	2,770
Cumulative preferred distributions	(261,523)	(253,426)
Cumulative common distributions	(3,359,892)	(3,301,782)
Total shareholders’ equity	3,100,983	2,733,798
	$5,659,230	$5,635,125